Exhibit 99.2

1933

Earnings Release and Supplemental Information Package

Third Quarter 2026

amh

AMH

2

AMH
Earnings Press Release
AMH Reports Third Quarter 2026 Financial and Operating Results
Raises Full Year 2026 Guidance
LAS VEGAS, November 4, 2026—AMH (NYSE: AMH) (the “Company”), a leading large-scale integrated owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter ended September 30, 2026.
Highlights
•Rents and other single-family property revenues increased 4.1% year-over-year to $498.1 million for the third quarter of 2026.
•Net income attributable to common shareholders totaled $82.3 million, or $0.23 per diluted share, for the third quarter of 2026, compared to $99.7 million, or $0.27 per diluted share, for the third quarter of 2025.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 7.4% year-over-year to $0.50 per FFO share and unit for the third quarter of 2026 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 7.6% year-over-year to $0.45 per FFO share and unit for the third quarter of 2026.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 2.5% year-over-year for the third quarter of 2026.
•Achieved Same-Home Average Occupied Days Percentage of 96.0% in the third quarter of 2026, while generating 2.6% blended rate growth driven by lease spreads of 3.3% and 1.0% on renewals and new leases, respectively.
•October 2026 leasing results remained seasonally strong with Same-Home Average Occupied Days Percentage of 96.0%, rate growth on new leases of 0.1% and rate growth on renewals of 3.3%.
•Delivered a total of 498 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the third quarter of 2026.
•Repurchased and retired 2.4 million of our outstanding Class A common shares at a weighted-average price of $31.39 per share and a total price of $75.0 million in the third quarter of 2026.
•Raised Full Year 2026 Core FFO attributable to common share and unit holders guidance midpoint by $0.02 per share and unit to $1.97, representing anticipated full year growth of 5.3% over prior year.
“AMH had another strong quarter with balanced execution across the platform and resilient demand driving an increase to the midpoint of our Core FFO per share guidance by $0.02 to $1.97 – now representing 5.3% year-over-year growth,” stated Bryan Smith, AMH’s Chief Executive Officer. “Our high-quality homes in great locations, superior resident experience supported by our technology and data platform, and outstanding team continue to differentiate AMH and drive sector-leading growth as we close out 2026 and turn our attention to 2027.”
Third Quarter 2026 Financial Results
Net income attributable to common shareholders totaled $82.3 million, or $0.23 per diluted share, for the third quarter of 2026, compared to $99.7 million, or $0.27 per diluted share, for the third quarter of 2025. The decrease was primarily due to lower net gains on property sales and lower other income and expense, net, partially offset by increases in rents and other single-family property revenues exceeding increases in total expenses. On a per diluted share basis, the decrease was partially offset by lower share counts as a result of our share repurchase activity.
Rents and other single-family property revenues increased 4.1% to $498.1 million for the third quarter of 2026, compared to $478.5 million for the third quarter of 2025. Revenue growth was primarily driven by higher rental rates.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
Core NOI from our total portfolio increased 5.3% to $278.4 million for the third quarter of 2026, compared to $264.3 million for the third quarter of 2025. This growth was driven by a 3.6% increase in core revenues resulting primarily from higher rental rates, partially offset by a 0.3% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 2.3% to $371.1 million for the third quarter of 2026, compared to $362.8 million for the third quarter of 2025, which was driven by a 2.4% increase in Average Monthly Realized Rent per property, partially offset by a 30 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 1.8% to $125.2 million for the third quarter of 2026, compared to $122.9 million for the third quarter of 2025, primarily driven by higher repairs and maintenance (“R&M”) and turnover costs, net. As a result, Core NOI from Same-Home properties increased 2.5% to $246.0 million for the third quarter of 2026, compared to $239.9 million for the third quarter of 2025.
Core FFO attributable to common share and unit holders was $205.1 million, or $0.50 per FFO share and unit, for the third quarter of 2026, compared to $196.7 million, or $0.47 per FFO share and unit, for the third quarter of 2025. Adjusted FFO attributable to common share and unit holders was $183.4 million, or $0.45 per FFO share and unit, for the third quarter of 2026, compared to $175.5 million, or $0.42 per FFO share and unit, for the third quarter of 2025. These improvements were primarily attributable to growth in Core NOI from our total portfolio. On a per FFO share and unit basis, the increase was further benefited by lower share counts as a result of our share repurchase activity.
Year-to-Date 2026 Financial Results
Net income attributable to common shareholders totaled $323.7 million, or $0.89 per diluted share, for the nine-month period ended September 30, 2026, compared to $315.2 million, or $0.85 per diluted share, for the nine-month period ended September 30, 2025. The increase was primarily due to increases in rents and other single-family property revenues exceeding increases in total expenses, partially offset by lower other income and expense, net. On a per diluted share basis, the increase was further benefited by lower share counts as a result of our share repurchase activity.
Rents and other single-family property revenues increased 3.2% to $1.44 billion for the nine-month period ended September 30, 2026, compared to $1.40 billion for the nine-month period ended September 30, 2025. Revenue growth was primarily driven by higher rental rates.
Core NOI from our total portfolio increased 4.8% to $824.9 million for the nine-month period ended September 30, 2026, compared to $787.3 million for the nine-month period ended September 30, 2025. This growth was driven by a 3.0% increase in core revenues resulting primarily from higher rental rates and a 0.3% decrease in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 2.4% to $1.10 billion for the nine-month period ended September 30, 2026, compared to $1.08 billion for the nine-month period ended September 30, 2025, which was driven by a 2.7% increase in Average Monthly Realized Rent per property, partially offset by a 50 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 1.1% to $368.7 million for the nine-month period ended September 30, 2026, compared to $364.8 million for the nine-month period ended September 30, 2025, primarily driven by annual increases in property tax expense and R&M and turnover costs, net. As a result, Core NOI from Same-Home properties increased 3.1% to $735.1 million for the nine-month period ended September 30, 2026, compared to $713.1 million for the nine-month period ended September 30, 2025.
Core FFO attributable to common share and unit holders was $607.9 million, or $1.48 per FFO share and unit, for the nine-month period ended September 30, 2026, compared to $589.4 million, or $1.39 per FFO share and unit, for the nine-month period ended September 30, 2025. Adjusted FFO attributable to common share and unit holders was $556.8 million, or $1.35

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
per FFO share and unit, for the nine-month period ended September 30, 2026, compared to $528.6 million, or $1.25 per FFO share and unit, for the nine-month period ended September 30, 2025. These improvements were primarily attributable to growth in Core NOI from our total portfolio. On a per FFO share and unit basis, the increase was further benefited by lower share counts as a result of our share repurchase activity.
Investments
As of September 30, 2026, the Company’s total single-family properties, excluding properties held for sale, consisted of 60,626 homes, compared to 60,482 homes as of June 30, 2026, an increase of 144 homes during the third quarter of 2026, which included 387 newly constructed homes delivered to our operating portfolio through our AMH Development Program, partially offset by 243 homes identified for sale. During the third quarter of 2026, we also developed an additional 111 newly constructed homes which were delivered to our unconsolidated joint ventures, aggregating to 498 total home deliveries through our AMH Development Program. As of September 30, 2026, the Company had 665 properties held for sale and 4,068 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
During the third quarter of 2026, the Company repurchased and retired 2.4 million of its outstanding Class A common shares at a weighted-average price of $31.39 per share and a total price of $75.0 million.
As of September 30, 2026, the Company had cash and cash equivalents of $71.0 million and total outstanding debt of $5.2 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.5% and a weighted-average term to maturity of 7.3 years, which includes $420.0 million of outstanding borrowings on its $1.25 billion revolving credit facility. During the third quarter of 2026, the Company generated $47.5 million of Retained Cash Flow and sold 291 properties, generating $94.0 million of net proceeds.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)
2026 Guidance
Set forth below are the Company’s current expectations with respect to full year 2026 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2026 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated real estate joint ventures, (ii) acquisition, disposition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2026 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

	Full Year 2026
	Current Guidance		Previous Guidance
	Range	Midpoint	Midpoint
Core FFO attributable to common share and unit holders	$1.96 - $1.98	$1.97	$1.95
Core FFO attributable to common share and unit holders growth	4.8% - 5.9%	5.3%	4.3%

Same-Home
Core revenues growth	1.90% - 2.90%	2.40%	2.25%
Core property operating expenses growth	1.10% - 2.10%	1.60%	2.00%
Core NOI growth	2.30% - 3.30%	2.80%	2.40%

Full Year 2026 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,300 - 1,500	$500 - $600 million
JV development deliveries (1)	400 - 600	$150 - $250 million
Total gross capital investment (1)	1,700 - 2,100	$650 - $850 million
(1)JV deliveries and capital investment reflected at 100%.
Changes to Full Year 2026 Guidance
•$0.02 incremental Core FFO per share driven by:
◦Increased Same-Home portfolio Core NOI growth from modestly better Core revenues growth outlook and lower Core property operating expenses growth outlook primarily driven by lower than expected property tax expenses, and
◦Increased Non-Same-Home portfolio Core NOI growth primarily from solid initial lease-up of AMH Development deliveries.
Additional Information
A copy of the Company’s Third Quarter 2026 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
Conference Call
A conference call is scheduled on Thursday, November 5, 2026 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2026 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Thursday, November 19, 2026 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13762526#, or by using the link at www.amh.com, under “Investor relations.”
About AMH
AMH (NYSE: AMH) is a leading large-scale integrated owner, operator and developer of single-family rental homes. We’re an internally managed Maryland real estate investment trust (REIT) focused on developing, renovating, leasing and managing homes as rental properties.
In recent years, we’ve been named a 2026 Great Place to Work®, a 2026 Top U.S. Homebuilder by Builder100, and one of America’s Best Companies 2026 by TIME and Statista. As of September 30, 2026, we owned over 61,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P. and their subsidiaries and joint ventures. In certain states, we operate under AMH Living, AMH Living, LLC or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Cautionary Note Regarding Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release and the Supplemental Information Package include, among others, our 2026 Guidance and the estimated amount and timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three and nine months ended September 30, 2026 and 2025:

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2026	2025	2026	2025
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$498,070	$478,464	$1,440,198	$1,395,243
Tenant charge-backs	(77,884)	(72,843)	(197,898)	(189,161)
Core revenues	420,186	405,621	1,242,300	1,206,082
Less: Non-Same-Home core revenues	(49,050)	(42,808)	(138,492)	(128,093)
Same-Home core revenues	$371,136	$362,813	$1,103,808	$1,077,989

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$187,974	$181,604	$518,626	$509,223
Property management expenses	32,547	33,384	99,675	101,977
Noncash share-based compensation - property management	(862)	(864)	(3,050)	(3,247)
Expenses reimbursed by tenant charge-backs	(77,884)	(72,843)	(197,898)	(189,161)
Core property operating expenses	141,775	141,281	417,353	418,792
Less: Non-Same-Home core property operating expenses	(16,623)	(18,383)	(48,623)	(53,951)
Same-Home core property operating expenses	$125,152	$122,898	$368,730	$364,841

Core NOI and Same-Home Core NOI
Net income	$97,304	$116,801	$379,067	$369,138
Loss on early extinguishment of debt	—	180	—	396
Gain on sale and impairment of single-family properties and other, net	(21,547)	(47,620)	(159,423)	(161,544)
Depreciation and amortization	127,592	126,656	382,542	378,523
Acquisition, disposition and other transaction costs	3,301	3,661	9,556	9,377
Noncash share-based compensation - property management	862	864	3,050	3,247
Interest expense	50,423	48,199	148,172	139,928
General and administrative expense	21,384	20,503	64,375	60,182
Other income and expense, net	(908)	(4,904)	(2,392)	(11,957)
Core NOI	278,411	264,340	824,947	787,290
Less: Non-Same-Home Core NOI	(32,427)	(24,425)	(89,869)	(74,142)
Same-Home Core NOI	$245,984	$239,915	$735,078	$713,148

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income (continued)
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the trailing five quarters:

	For the Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$498,070	$470,104	$472,024	$454,991	$478,464
Tenant charge-backs	(77,884)	(54,114)	(65,900)	(52,063)	(72,843)
Core revenues	420,186	415,990	406,124	402,928	405,621
Less: Non-Same-Home core revenues	(49,050)	(46,093)	(43,349)	(42,346)	(42,808)
Same-Home core revenues	$371,136	$369,897	$362,775	$360,582	$362,813

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$187,974	$161,943	$168,709	$154,731	$181,604
Property management expenses	32,547	33,844	33,284	32,831	33,384
Noncash share-based compensation - property management	(862)	(1,067)	(1,121)	(843)	(864)
Expenses reimbursed by tenant charge-backs	(77,884)	(54,114)	(65,900)	(52,063)	(72,843)
Core property operating expenses	141,775	140,606	134,972	134,656	141,281
Less: Non-Same-Home core property operating expenses	(16,623)	(15,826)	(16,174)	(16,872)	(18,383)
Same-Home core property operating expenses	$125,152	$124,780	$118,798	$117,784	$122,898

Core NOI and Same-Home Core NOI
Net income	$97,304	$132,919	$148,844	$144,254	$116,801
Loss on early extinguishment of debt	—	—	—	—	180
Gain on sale and impairment of single-family properties and other, net	(21,547)	(59,432)	(78,444)	(69,916)	(47,620)
Depreciation and amortization	127,592	127,606	127,344	125,818	126,656
Acquisition, disposition and other transaction costs	3,301	3,195	3,060	2,882	3,661
Noncash share-based compensation - property management	862	1,067	1,121	843	864
Interest expense	50,423	49,527	48,222	45,270	48,199
General and administrative expense	21,384	21,659	21,332	22,824	20,503
Other income and expense, net	(908)	(1,157)	(327)	(3,703)	(4,904)
Core NOI	278,411	275,384	271,152	268,272	264,340
Less: Non-Same-Home Core NOI	(32,427)	(30,267)	(27,175)	(25,474)	(24,425)
Same-Home Core NOI	$245,984	$245,117	$243,977	$242,798	$239,915

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2026	2025	2026	2025
Operating Data
Net income attributable to common shareholders	$82,315	$99,697	$323,709	$315,222
Core revenues	$420,186	$405,621	$1,242,300	$1,206,082
Core NOI	$278,411	$264,340	$824,947	$787,290
Core NOI margin	66.3%	65.2%	66.4%	65.3%
Fully Adjusted EBITDAre	$243,168	$232,909	$732,639	$695,530
Fully Adjusted EBITDAre Margin	57.3%	56.9%	58.4%	57.2%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.48	$0.45	$1.41	$1.34
Core FFO attributable to common share and unit holders	$0.50	$0.47	$1.48	$1.39
Adjusted FFO attributable to common share and unit holders	$0.45	$0.42	$1.35	$1.25

	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$11,164,977	$11,128,067	$11,033,809	$11,011,633	$11,035,893
Total assets	$13,055,060	$13,121,098	$13,175,038	$13,242,120	$13,253,466
Outstanding borrowings under revolving credit facility	$420,000	$390,000	$390,000	$360,000	$110,000
Total Debt	$5,220,000	$5,190,000	$5,190,000	$5,160,000	$4,910,000
Total Capitalization	$17,836,446	$19,161,591	$16,977,003	$18,779,992	$19,164,198
Total Debt to Total Capitalization	29.3%	27.1%	30.6%	27.5%	25.6%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.2 x	5.2 x	5.3 x	5.2 x	5.1 x
NYSE AMH Class A common share closing price	$30.39	$33.52	$27.92	$32.10	$33.25

Portfolio Data - end of period
Occupied single-family properties	57,913	57,897	57,112	56,756	57,061
Single-family properties leased, not yet occupied	562	835	723	543	478
Single-family properties in turnover process	2,042	1,662	2,179	2,837	2,867
Single-family properties recently renovated or developed	109	88	186	195	245
Single-family properties newly acquired and under renovation	—	—	—	6	13
Total single-family properties, excluding properties held for sale	60,626	60,482	60,200	60,337	60,664
Single-family properties held for sale	665	701	1,037	1,142	1,028
Total single-family properties wholly owned	61,291	61,183	61,237	61,479	61,692
Single-family properties managed under joint ventures	4,068	3,961	3,858	3,785	3,721
Total single-family properties wholly owned and managed	65,359	65,144	65,095	65,264	65,413
Total Average Occupied Days Percentage (1)	95.7%	95.6%	94.7%	94.4%	95.2%
Same-Home Average Occupied Days Percentage (53,688 properties)	96.0%	96.0%	95.2%	95.2%	96.3%

Other Data
Distributions declared per common share	$0.33	$0.33	$0.33	$0.30	$0.30
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2026	2025	2026	2025
Rents and other single-family property revenues	$498,070	$478,464	$1,440,198	$1,395,243

Expenses:
Property operating expenses	187,974	181,604	518,626	509,223
Property management expenses	32,547	33,384	99,675	101,977
General and administrative expense	21,384	20,503	64,375	60,182
Interest expense	50,423	48,199	148,172	139,928
Acquisition, disposition and other transaction costs	3,301	3,661	9,556	9,377
Depreciation and amortization	127,592	126,656	382,542	378,523
Total expenses	423,221	414,007	1,222,946	1,199,210

Gain on sale and impairment of single-family properties and other, net	21,547	47,620	159,423	161,544
Loss on early extinguishment of debt	—	(180)	—	(396)
Other income and expense, net	908	4,904	2,392	11,957

Net income	97,304	116,801	379,067	369,138

Noncontrolling interest	11,503	13,618	44,900	43,458
Dividends on preferred shares	3,486	3,486	10,458	10,458

Net income attributable to common shareholders	$82,315	$99,697	$323,709	$315,222

Weighted-average common shares outstanding:
Basic	359,624,780	371,248,842	361,494,932	370,721,279
Diluted	359,852,304	371,580,911	361,702,683	371,084,326

Net income attributable to common shareholders per share:
Basic	$0.23	$0.27	$0.89	$0.85
Diluted	$0.23	$0.27	$0.89	$0.85

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2026	2025	2026	2025
Net income attributable to common shareholders	$82,315	$99,697	$323,709	$315,222
Adjustments:
Noncontrolling interests in the Operating Partnership	11,503	13,618	44,900	43,458
Gain on sale and impairment of single-family properties and other, net	(21,547)	(47,620)	(159,423)	(161,544)
Adjustments for unconsolidated real estate joint ventures	2,293	1,918	6,364	5,223
Depreciation and amortization	127,592	126,656	382,542	378,523
Less: depreciation and amortization of non-real estate assets	(5,841)	(5,696)	(17,231)	(16,572)
FFO attributable to common share and unit holders	$196,315	$188,573	$580,861	$564,310
Adjustments:
Acquisition, disposition, other transaction costs and other	3,911	3,158	11,277	8,693
Noncash share-based compensation - general and administrative	3,968	3,917	12,736	12,771
Noncash share-based compensation - property management	862	864	3,050	3,247
Loss on early extinguishment of debt	—	180	—	396
Core FFO attributable to common share and unit holders	$205,056	$196,692	$607,924	$589,417
Recurring Capital Expenditures	(20,909)	(20,399)	(48,843)	(57,743)
Leasing costs	(729)	(765)	(2,303)	(3,102)
Adjusted FFO attributable to common share and unit holders	$183,418	$175,528	$556,778	$528,572

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.48	$0.45	$1.41	$1.34
Core FFO attributable to common share and unit holders	$0.50	$0.47	$1.48	$1.39
Adjusted FFO attributable to common share and unit holders	$0.45	$0.42	$1.35	$1.25

Weighted-average FFO shares and units:
Common shares outstanding	359,624,780	371,248,842	361,494,932	370,721,279
Share-based compensation plan (1)	586,081	632,730	494,046	695,497
Operating partnership units	50,135,350	50,732,415	50,141,485	51,110,313
Total weighted-average FFO shares and units	410,346,211	422,613,987	412,130,463	422,527,089
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2026	2025	2026	2025
Rents from single-family properties	$413,304	$400,494	$1,221,990	$1,189,363
Fees from single-family properties	10,842	9,456	31,715	28,388
Bad debt	(3,960)	(4,329)	(11,405)	(11,669)
Core revenues	420,186	405,621	1,242,300	1,206,082

Property tax expense	67,141	67,037	203,428	200,096
HOA fees, net (1)	7,967	7,308	22,045	21,471
R&M and turnover costs, net (1)	33,038	32,102	89,180	91,191
Insurance	4,329	4,794	13,152	14,339
Property management expenses, net (2)	29,300	30,040	89,548	91,695
Core property operating expenses	141,775	141,281	417,353	418,792

Core NOI	$278,411	$264,340	$824,947	$787,290
Core NOI margin	66.3%	65.2%	66.4%	65.3%

	For the Three Months Ended Sep 30, 2026
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	53,688	4,166	2,772	665	61,291
Average Occupied Days Percentage	96.0%	97.0%	88.5%	47.4%	95.2%

Rents from single-family properties	$365,018	$30,731	$15,529	$2,026	$413,304
Fees from single-family properties	9,462	863	443	74	10,842
Bad debt	(3,344)	(213)	(217)	(186)	(3,960)
Core revenues	371,136	31,381	15,755	1,914	420,186

Property tax expense	59,426	4,508	2,600	607	67,141
HOA fees, net (1)	7,174	446	258	89	7,967
R&M and turnover costs, net (1)	29,591	1,365	1,639	443	33,038
Insurance	3,789	351	144	45	4,329
Property management expenses, net (2)	25,172	2,173	1,702	253	29,300
Core property operating expenses	125,152	8,843	6,343	1,437	141,775

Core NOI	$245,984	$22,538	$9,412	$477	$278,411
Core NOI margin	66.3%	71.8%	59.7%	24.9%	66.3%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,395 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,377 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions) or properties currently out of service due to a casualty loss.
(4)Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Sep 30,			For the Nine Months Ended Sep 30,
	2026	2025	Change	2026	2025	Change
Number of Same-Home properties	53,688	53,688		53,688	53,688
Average Occupied Days Percentage	96.0%	96.3%	(0.3)%	95.7%	96.2%	(0.5)%
Average Monthly Realized Rent per Property	$2,361	$2,305	2.4%	$2,346	$2,284	2.7%
Turnover Rate	7.2%	6.6%	0.6%	22.5%	21.1%	1.4%
Turnover Rate - TTM	27.7%	N/A		27.7%	N/A

Core NOI:
Rents from single-family properties	$365,018	$357,557	2.1%	$1,085,152	$1,061,575	2.2%
Fees from single-family properties	9,462	8,257	14.6%	27,660	24,816	11.5%
Bad debt	(3,344)	(3,001)	11.4%	(9,004)	(8,402)	7.2%
Core revenues	371,136	362,813	2.3%	1,103,808	1,077,989	2.4%

Property tax expense	59,426	59,713	(0.5)%	179,984	177,573	1.4%
HOA fees, net (1)	7,174	6,663	7.7%	20,138	19,230	4.7%
R&M and turnover costs, net (1)	29,591	26,981	9.7%	79,662	77,659	2.6%
Insurance	3,789	4,170	(9.1)%	11,499	12,529	(8.2)%
Property management expenses, net (2)	25,172	25,371	(0.8)%	77,447	77,850	(0.5)%
Core property operating expenses	125,152	122,898	1.8%	368,730	364,841	1.1%

Core NOI	$245,984	$239,915	2.5%	$735,078	$713,148	3.1%
Core NOI margin	66.3%	66.1%		66.6%	66.2%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$18,969	$17,562	8.0%	$44,222	$50,363	(12.2)%

Per property:
Average Recurring Capital Expenditures	$353	$327	8.0%	$824	$938	(12.2)%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$904	$830	8.9%	$2,307	$2,385	(3.3)%

Property Enhancing Capex	$11,718	$7,858		$29,429	$24,369
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Average Occupied Days Percentage	96.0%	96.0%	95.2%	95.2%	96.3%
Average Monthly Realized Rent per Property	$2,361	$2,348	$2,329	$2,317	$2,305

Average Change in Rent for Renewals	3.3%	3.2%	3.2%	4.1%	4.0%
Average Change in Rent for Re-Leases	1.0%	1.4%	(0.8)%	(0.7)%	2.5%
Average Blended Change in Rent	2.6%	2.7%	2.2%	2.6%	3.6%

Core NOI:
Rents from single-family properties	$365,018	$363,190	$356,944	$355,392	$357,557
Fees from single-family properties	9,462	9,232	8,966	8,315	8,257
Bad debt	(3,344)	(2,525)	(3,135)	(3,125)	(3,001)
Core revenues	371,136	369,897	362,775	360,582	362,813

Property tax expense	59,426	60,619	59,939	57,812	59,713
HOA fees, net (1)	7,174	6,651	6,313	6,324	6,663
R&M and turnover costs, net (1)	29,591	27,348	22,723	24,228	26,981
Insurance	3,789	3,759	3,951	4,177	4,170
Property management expenses, net (2)	25,172	26,403	25,872	25,243	25,371
Core property operating expenses	125,152	124,780	118,798	117,784	122,898

Core NOI	$245,984	$245,117	$243,977	$242,798	$239,915
Core NOI margin	66.3%	66.3%	67.3%	67.3%	66.1%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$18,969	$14,293	$10,960	$12,911	$17,562

Per property:
Average Recurring Capital Expenditures	$353	$267	$204	$240	$327
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$904	$776	$627	$692	$830

Property Enhancing Capex	$11,718	$9,928	$7,783	$6,930	$7,858
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Same-Home Results – Operating Metrics by Market

Market	Number of Properties	Avg. Gross Book Value per Property	% of 3Q26 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	5,320	$235,781	9.4%	3.2%	(0.4)%	2.1%
Charlotte, NC	3,864	231,042	7.7%	3.6%	2.6%	3.3%
Dallas-Fort Worth, TX	3,408	178,301	5.8%	3.2%	(1.5)%	1.9%
Nashville, TN	3,144	258,793	6.8%	3.2%	0.5%	2.4%
Jacksonville, FL	3,054	230,194	5.2%	3.0%	1.0%	2.3%
Phoenix, AZ	2,860	225,014	5.5%	2.6%	(4.5)%	—%
Indianapolis, IN	2,705	178,377	3.8%	4.4%	4.2%	4.3%
Tampa, FL	2,601	245,413	4.6%	2.1%	(2.2)%	0.6%
Las Vegas, NV	2,202	300,977	4.5%	2.6%	0.7%	2.0%
Houston, TX	2,044	181,939	2.7%	3.2%	(2.9)%	1.5%
Raleigh, NC	2,045	205,733	3.6%	2.9%	0.7%	2.3%
Cincinnati, OH	2,051	202,906	4.0%	3.8%	4.6%	4.1%
Columbus, OH	2,013	203,205	3.7%	4.4%	5.9%	4.9%
Salt Lake City, UT	1,880	308,167	4.5%	4.0%	3.7%	3.9%
Orlando, FL	1,782	240,479	3.4%	2.9%	0.2%	2.2%
Greater Chicago area, IL and IN	1,473	198,154	2.7%	4.3%	7.4%	5.1%
Charleston, SC	1,417	239,792	2.9%	4.0%	3.6%	3.8%
San Antonio, TX	993	204,203	1.3%	2.7%	(7.4)%	(0.8)%
Boise, ID	1,001	309,372	2.3%	3.9%	8.1%	5.6%
Seattle, WA	967	340,550	2.4%	4.7%	4.7%	4.7%
All Other (2)	6,864	230,542	13.2%	3.2%	(0.1)%	2.2%
Total/Average	53,688	$230,594	100.0%	3.3%	1.0%	2.6%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
Market	3Q26 QTD	3Q25 QTD	Change	3Q26 QTD	3Q25 QTD	Change
Atlanta, GA	95.4%	96.3%	(0.9)%	$2,367	$2,330	1.6%
Charlotte, NC	96.4%	96.5%	(0.1)%	2,348	2,276	3.2%
Dallas-Fort Worth, TX	95.9%	96.4%	(0.5)%	2,381	2,343	1.6%
Nashville, TN	96.0%	96.3%	(0.3)%	2,471	2,419	2.1%
Jacksonville, FL	96.2%	96.0%	0.2%	2,257	2,223	1.5%
Phoenix, AZ	95.2%	96.0%	(0.8)%	2,205	2,190	0.7%
Indianapolis, IN	96.2%	96.8%	(0.6)%	2,056	1,972	4.3%
Tampa, FL	95.5%	95.9%	(0.4)%	2,501	2,483	0.7%
Las Vegas, NV	96.2%	94.8%	1.4%	2,380	2,366	0.6%
Houston, TX	95.4%	96.9%	(1.5)%	2,170	2,135	1.6%
Raleigh, NC	96.7%	96.4%	0.3%	2,147	2,108	1.9%
Cincinnati, OH	96.0%	96.6%	(0.6)%	2,366	2,253	5.0%
Columbus, OH	96.4%	97.4%	(1.0)%	2,411	2,298	4.9%
Salt Lake City, UT	96.3%	96.0%	0.3%	2,619	2,531	3.5%
Orlando, FL	96.7%	96.8%	(0.1)%	2,492	2,432	2.5%
Greater Chicago area, IL and IN	96.9%	97.0%	(0.1)%	2,775	2,621	5.9%
Charleston, SC	96.7%	94.5%	2.2%	2,430	2,357	3.1%
San Antonio, TX	94.6%	95.7%	(1.1)%	1,953	1,948	0.3%
Boise, ID	97.3%	95.9%	1.4%	2,417	2,315	4.4%
Seattle, WA	95.6%	96.1%	(0.5)%	3,027	2,929	3.3%
All Other (2)	95.6%	96.3%	(0.7)%	2,332	2,284	2.1%
Total/Average	96.0%	96.3%	(0.3)%	$2,361	$2,305	2.4%
(1)Reflected for the three months ended September 30, 2026.
(2)Represents 14 markets in 12 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2026	Dec 31, 2025
	(Unaudited)
Assets
Single-family properties:
Land	$2,465,989	$2,406,467
Buildings and improvements	12,336,790	11,971,961
Single-family properties in operation	14,802,779	14,378,428
Less: accumulated depreciation	(3,637,802)	(3,366,795)
Single-family properties in operation, net	11,164,977	11,011,633
Single-family properties under development and development land	910,959	1,233,586
Single-family properties and land held for sale, net	205,027	225,861
Total real estate assets, net	12,280,963	12,471,080
Cash and cash equivalents	70,994	108,516
Restricted cash	161,601	122,174
Rent and other receivables	55,882	43,119
Escrow deposits, prepaid expenses and other assets	216,698	228,017
Investments in unconsolidated joint ventures	148,643	148,935
Goodwill	120,279	120,279
Total assets	$13,055,060	$13,242,120

Liabilities
Revolving credit facility	$420,000	$360,000
Unsecured senior notes, net	4,742,308	4,735,735
Accounts payable and accrued expenses	524,462	436,879
Total liabilities	5,686,770	5,532,614

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,569	3,660
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,116,149	7,411,003
Accumulated deficit	(422,906)	(387,643)
Accumulated other comprehensive income	5,694	6,630
Total shareholders’ equity	6,702,604	7,033,748
Noncontrolling interest	665,686	675,758
Total equity	7,368,290	7,709,506

Total liabilities and equity	$13,055,060	$13,242,120

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Debt Summary as of September 30, 2026
(Amounts in thousands)
(Unaudited)

	Unsecured Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (2)	$420,000	8.0%	4.75%	2.8
Total floating rate debt	420,000	8.0%	4.75%	2.8

Fixed rate debt:
2028 unsecured senior notes	500,000	9.6%	4.08%	1.4
2029 unsecured senior notes	400,000	7.7%	4.90%	2.4
2030 unsecured senior notes	650,000	12.5%	4.95%	3.7
2031 unsecured senior notes	450,000	8.6%	2.46%	4.8
2032 unsecured senior notes	600,000	11.5%	3.63%	5.5
2034 unsecured senior notes I	600,000	11.5%	5.50%	7.3
2034 unsecured senior notes II	500,000	9.6%	5.50%	7.8
2035 unsecured senior notes	500,000	9.6%	5.08%	8.5
2051 unsecured senior notes	300,000	5.7%	3.38%	24.8
2052 unsecured senior notes	300,000	5.7%	4.30%	25.6
Total fixed rate debt	4,800,000	92.0%	4.46%	7.7

Total Debt	5,220,000	100.0%	4.48%	7.3

Unamortized discounts and loan costs	(57,692)
Total debt per balance sheet	$5,162,308

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2026	$—	—%
2027	—	—%
2028	500,000	9.6%
2029	820,000	15.7%
2030	650,000	12.5%
Thereafter	3,250,000	62.2%
Total	$5,220,000	100.0%
(1)Interest rates are as of period end and reflect the effect of any hedging instruments, as applicable.
(2)The revolving credit facility is reflected on a fully extended basis and bears interest at the Secured Overnight Financing Rate plus a margin of 0.85% as of period end.

Interest Expense Reconciliation

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2026	2025	2026	2025
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$50,423	$48,199	$148,172	$139,928
Less: amortization of discounts, loan costs and cash flow hedges	(2,421)	(2,670)	(7,244)	(7,618)
Add: capitalized interest	10,521	13,714	35,179	41,787
Cash interest	$58,523	$59,243	$176,107	$174,097

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Capital Structure and Credit Metrics as of September 30, 2026
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$5,220,000	29.3%

Total preferred shares		230,000	1.3%

Common equity at market value:
Common shares outstanding	357,495,983
Operating partnership units	50,086,980
Total shares and units	407,582,963
NYSE AMH Class A common share closing price at September 30, 2026	$30.39
Market value of common shares and operating partnership units		12,386,446	69.4%

Total Capitalization		$17,836,446	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	5.2 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.2 x	Moody's Investor Service	Baa2	Stable
Unencumbered Core NOI percentage (1)	100.0%	S&P Global Ratings	BBB	Stable
(1)The Company’s portfolio is fully unencumbered.

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	31.7%
Ratio of Secured Debt to Total Assets	<	40.0%	—%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	315.3%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.39 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.8%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	0.7%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	29.8%
Ratio of EBITDA to Fixed Charges	>	1.50 x	4.08 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	4.76 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Top 20 Markets Summary as of September 30, 2026
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Avg. Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,976	9.9%	$247,450	2,202	17.7
Charlotte, NC	4,179	6.9%	238,551	2,119	19.4
Dallas-Fort Worth, TX	3,560	5.9%	180,642	2,078	22.1
Jacksonville, FL	3,477	5.7%	245,344	1,934	14.4
Nashville, TN	3,352	5.5%	265,265	2,127	17.6
Phoenix, AZ	3,331	5.5%	237,585	1,874	19.7
Tampa, FL	3,129	5.2%	268,257	1,967	14.1
Indianapolis, IN	2,966	4.9%	184,774	1,929	23.4
Las Vegas, NV	2,886	4.8%	331,496	1,978	10.5
Columbus, OH	2,337	3.9%	227,850	1,924	20.6
Houston, TX	2,206	3.6%	183,897	2,058	20.7
Orlando, FL	2,230	3.7%	268,949	1,961	15.3
Raleigh, NC	2,112	3.5%	208,310	1,901	19.9
Cincinnati, OH	2,077	3.4%	204,010	1,844	23.7
Salt Lake City, UT	1,920	3.2%	310,534	2,243	19.5
Charleston, SC	1,699	2.8%	256,789	1,966	13.4
Greater Chicago area, IL and IN	1,521	2.5%	198,002	1,875	25.1
Boise, ID	1,134	1.9%	328,257	1,893	11.3
Seattle, WA	1,138	1.9%	363,619	2,003	14.2
San Antonio, TX	1,071	1.8%	207,956	1,902	17.0
All Other (3)	8,325	13.5%	247,808	1,934	18.6
Total/Average	60,626	100.0%	$244,166	2,003	18.2
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	95.1%	$2,384	3.2%	(0.3)%	2.1%
Charlotte, NC	96.3%	2,349	3.6%	2.8%	3.3%
Dallas-Fort Worth, TX	95.9%	2,384	3.2%	(1.4)%	2.0%
Jacksonville, FL	95.8%	2,268	3.0%	1.1%	2.3%
Nashville, TN	96.1%	2,481	3.2%	0.7%	2.4%
Phoenix, AZ	95.0%	2,208	2.7%	(3.9)%	0.4%
Tampa, FL	95.4%	2,524	2.1%	(1.9)%	0.7%
Indianapolis, IN	95.9%	2,058	4.5%	4.1%	4.4%
Las Vegas, NV	95.3%	2,421	2.8%	1.4%	2.4%
Columbus, OH	96.2%	2,453	4.3%	5.9%	4.9%
Houston, TX	95.2%	2,161	3.4%	(3.1)%	1.5%
Orlando, FL	96.2%	2,515	2.9%	0.4%	2.2%
Raleigh, NC	96.6%	2,150	2.9%	0.7%	2.3%
Cincinnati, OH	96.0%	2,366	3.8%	4.6%	4.1%
Salt Lake City, UT	96.1%	2,620	4.1%	3.7%	4.0%
Charleston, SC	96.1%	2,445	4.0%	4.0%	4.0%
Greater Chicago area, IL and IN	97.0%	2,772	4.4%	7.5%	5.2%
Boise, ID	97.2%	2,435	3.9%	8.2%	5.7%
Seattle, WA	95.3%	3,047	4.7%	4.7%	4.7%
San Antonio, TX	94.5%	1,953	2.9%	(7.4)%	(0.6)%
All Other (3)	95.3%	2,315	3.4%	0.7%	2.5%
Total/Average	95.7%	$2,369	3.4%	1.2%	2.7%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended September 30, 2026.
(3)Represents 16 markets in 15 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
Property Additions

	3Q26 Additions			YTD 3Q26 Additions
	Number of Properties		Average Total Investment Cost	Number of Properties		Average Total Investment Cost
Market	AMH Development	National Homebuilder and MLS		AMH Development	National Homebuilder and MLS
Las Vegas, NV	60	—	$434,004	181	—	$436,917
Tampa, FL	44	—	399,765	189	—	398,189
Jacksonville, FL	41	—	345,465	147	—	360,107
Atlanta, GA	39	—	374,191	135	—	370,202
Columbus, OH	37	—	386,672	136	—	395,548
Phoenix, AZ	36	—	384,968	111	—	385,529
Orlando, FL	36	—	378,196	131	—	396,623
Seattle, WA	23	—	453,386	71	—	486,769
Tucson, AZ	22	—	435,220	110	—	428,824
Boise, ID	13	—	512,679	29	—	517,941
Charleston, SC	13	—	396,171	71	—	399,371
Denver, CO	12	—	461,608	44	—	477,464
Charlotte, NC	11	—	384,092	31	—	382,089
Total/Average	387	—	$402,456	1,386	—	$406,752

Property Dispositions

	Sep 30, 2026 Single-Family Properties Held for Sale	3Q26 Dispositions		YTD 3Q26 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Houston, TX	65	12	$221,365	86	$226,191
Atlanta, GA	59	14	280,464	171	300,644
Charlotte, NC	59	32	338,307	115	322,741
Orlando, FL	57	50	328,925	119	326,571
Tampa, FL	53	33	333,140	149	307,646
Dallas-Fort Worth, TX	47	22	258,257	154	255,924
Raleigh, NC	38	11	307,204	41	312,328
Phoenix, AZ	29	10	331,966	102	325,303
Austin, TX	24	5	278,888	48	239,803
Indianapolis, IN	20	6	247,534	44	241,945
Greater Chicago area, IL and IN	19	4	338,228	26	298,988
Salt Lake City, UT	19	5	829,448	12	761,150
Jacksonville, FL	19	10	315,952	70	273,819
San Antonio, TX	18	7	187,484	95	191,367
Las Vegas, NV	17	6	416,515	31	385,189
Albuquerque, NM	14	—	—	—	—
Charleston, SC	13	10	393,235	41	331,845
Denver, CO	12	3	354,958	26	415,376
Nashville, TN	12	13	297,852	49	315,724
Columbus, OH	10	13	277,871	62	285,326
All Other (1)	61	25	356,065	168	299,204
Total/Average	665	291	$322,897	1,609	$294,756
(1)Represents 19 markets in 15 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
AMH Development Pipeline Summary as of September 30, 2026 (1)

	YTD 3Q26 Deliveries			Sep 30, 2026 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Phoenix, AZ	221	$395,000	$2,290	537
Las Vegas, NV	198	435,000	2,610	421
Tampa, FL	189	398,000	2,640	247
Atlanta, GA	186	381,000	2,580	774
Orlando, FL	182	393,000	2,680	372
Jacksonville, FL	147	360,000	2,390	186
Columbus, OH	136	396,000	2,740	416
Denver, CO	96	480,000	2,950	185
Seattle, WA	75	483,000	3,070	519
Charleston, SC	71	399,000	2,520	503
Charlotte, NC	56	357,000	2,570	223
Boise, ID	53	467,000	2,800	234
Salt Lake City, UT	47	464,000	2,700	285
Raleigh, NC	31	344,000	2,530	164
Total/Average	1,688	$406,000	$2,610	5,066
Lots optioned				356
Total lots owned and optioned				5,422

Estimated Delivery Timing

	Dec 31, 2025 Lots for Future Delivery	YTD 3Q26 Net Additions/(Reductions) (3)	YTD 3Q26 Deliveries	Full Year Estimated 2026 Deliveries (1)	Deliveries Thereafter (1)
Wholly-owned development pipeline (2)	7,088	(646)	1,386	1,300 - 1,500	5,042
Joint venture development pipeline (2)(4)	668	—	302	400 - 600	168
Total development pipeline	7,756	(646)	1,688	1,700 - 2,100	5,210
(1)Reflects the Company’s latest development program results and estimates as of November 4, 2026.
(2)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(3)Represents the net of lots acquired and optioned and lots transferred to held for sale or disposed during the period.
(4)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
Lease Expirations

	MTM	4Q26	1Q27	2Q27	3Q27	Thereafter
Lease expirations	1,453	5,683	15,421	18,991	10,147	6,780

Share Repurchase History
(Amounts in thousands, except share and per share data)

	Share Repurchases
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
2023	—	$—	$—
2024	—	—	—
2025	4,721,205	150,000	31.77
1Q26	3,653,721	115,067	31.49
2Q26	4,114,576	122,953	29.88
3Q26	2,389,532	75,000	31.39
Total	14,879,034	463,020	$31.12
Remaining authorization: (1)		$302,047
(1)In February 2026, the Company’s board of trustees authorized a new share repurchase program to repurchase up to $500.0 million of outstanding Class A common shares and up to $250.0 million of outstanding preferred shares from time to time in the open market or in privately negotiated transactions. All repurchased shares are constructively retired and returned to an authorized and unissued status.

ATM Share History
(Amounts in thousands, except share and per share data)

	ATM Shares Sold Directly			ATM Shares Sold Forward
Period	Common Shares Sold Directly	Gross Proceeds	Avg. Issuance Price Per Share	Common Shares Sold Forward	Future Gross Proceeds	Avg. Price Per Share	Period Settled	Total ATM Gross Proceeds
2023	2,799,683	$101,958	$36.42	—	$—	$—		$101,958
2024	932,746	33,756	36.19	2,987,024	110,616	37.03	4Q24	144,372
2025	—	—	—	—	—	—		—
1Q26	—	—	—	—	—	—		—
2Q26	—	—	—	—	—	—		—
3Q26	—	—	—	—	—	—		—
								246,330
						Remaining authorization: (1)		$1,000,000
(1)In June 2026, the Company entered into a new at-the-market common share offering program, replacing the previously expiring program, under which it can issue Class A common shares from time to time through various sales agents up to an aggregate gross sales offering price of $1.0 billion.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
2026 Guidance
Set forth below are the Company’s current expectations with respect to full year 2026 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2026 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated real estate joint ventures, (ii) acquisition, disposition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2026 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

	Full Year 2026
	Current Guidance		Previous Guidance
	Range	Midpoint	Midpoint
Core FFO attributable to common share and unit holders	$1.96 - $1.98	$1.97	$1.95
Core FFO attributable to common share and unit holders growth	4.8% - 5.9%	5.3%	4.3%

Same-Home
Core revenues growth	1.90% - 2.90%	2.40%	2.25%
Core property operating expenses growth	1.10% - 2.10%	1.60%	2.00%
Core NOI growth	2.30% - 3.30%	2.80%	2.40%

Full Year 2026 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,300 - 1,500	$500 - $600 million
JV development deliveries (1)	400 - 600	$150 - $250 million
Total gross capital investment (1)	1,700 - 2,100	$650 - $850 million
(1)JV deliveries and capital investment reflected at 100%.
Changes to Full Year 2026 Guidance
•$0.02 incremental Core FFO per share driven by:
◦Increased Same-Home portfolio Core NOI growth from modestly better Core revenues growth outlook and lower Core property operating expenses growth outlook primarily driven by lower than expected property tax expenses, and
◦Increased Non-Same-Home portfolio Core NOI growth primarily from solid initial lease-up of AMH Development deliveries.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home portfolio, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (2) gain or loss on early extinguishment of debt, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition, disposition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

25

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Select Non-GAAP Reconciliations – Core Net Operating Income for reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics.

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Total Debt	$5,220,000	$5,190,000	$5,190,000	$5,160,000	$4,910,000
Less: cash and cash equivalents	(70,994)	(83,670)	(63,301)	(108,516)	(45,631)
Less: restricted cash related to securitizations	—	—	—	—	(3,114)
Net debt	$5,149,006	$5,106,330	$5,126,699	$5,051,484	$4,861,255
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	230,000
Net debt and preferred shares	$5,379,006	$5,336,330	$5,356,699	$5,281,484	$5,091,255

Adjusted EBITDAre - TTM	$1,037,565	$1,026,832	$1,018,648	$1,010,155	$1,001,181

Net Debt and Preferred Shares to Adjusted EBITDAre	5.2 x	5.2 x	5.3 x	5.2 x	5.1 x
Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Sep 30, 2026
Interest expense per income statement	$193,442
Less: amortization of discounts, loan costs and cash flow hedges	(9,665)
Add: capitalized interest	48,600
Cash interest	232,377
Dividends on preferred shares	13,944
Fixed charges	$246,321

Adjusted EBITDAre - TTM	$1,037,565

Fixed Charge Coverage	4.2 x

26

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated real estate joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition, disposition, other transaction costs and other incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations and adjustments for investments in proptech venture capital funds related to the pro rata equity pickup of realized and unrealized gains and losses from their portfolio investments, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and nine months ended September 30, 2026 and 2025 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2026	2025	2026	2025
Net income	$97,304	$116,801	$379,067	$369,138
Interest expense	50,423	48,199	148,172	139,928
Depreciation and amortization	127,592	126,656	382,542	378,523
EBITDA	$275,319	$291,656	$909,781	$887,589

Gain on sale and impairment of single-family properties and other, net	(21,547)	(47,620)	(159,423)	(161,544)
Adjustments for unconsolidated real estate joint ventures	2,293	1,918	6,364	5,223
EBITDAre	$256,065	$245,954	$756,722	$731,268

Noncash share-based compensation - general and administrative	3,968	3,917	12,736	12,771
Noncash share-based compensation - property management	862	864	3,050	3,247
Acquisition, disposition, other transaction costs and other	3,911	3,158	11,277	8,693
Loss on early extinguishment of debt	—	180	—	396
Adjusted EBITDAre	$264,806	$254,073	$783,785	$756,375

Recurring Capital Expenditures	(20,909)	(20,399)	(48,843)	(57,743)
Leasing costs	(729)	(765)	(2,303)	(3,102)
Fully Adjusted EBITDAre	$243,168	$232,909	$732,639	$695,530

Rents and other single-family property revenues	$498,070	$478,464	$1,440,198	$1,395,243
Less: tenant charge-backs	(77,884)	(72,843)	(197,898)	(189,161)
Adjustments for unconsolidated joint ventures - income	4,099	3,675	12,090	10,839
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$424,285	$409,296	$1,254,390	$1,216,921

Adjusted EBITDAre Margin	62.4%	62.1%	62.5%	62.2%

Fully Adjusted EBITDAre Margin	57.3%	56.9%	58.4%	57.2%

28

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Net income	$523,321	$542,818	$533,523	$513,392	$513,011
Interest expense	193,442	191,218	187,994	185,198	184,413
Depreciation and amortization	508,360	507,424	506,757	504,341	502,513
EBITDA	$1,225,123	$1,241,460	$1,228,274	$1,202,931	$1,199,937

Gain on sale and impairment of single-family properties and other, net	(229,339)	(255,412)	(247,888)	(231,460)	(241,810)
Adjustments for unconsolidated real estate joint ventures	8,081	7,706	7,369	6,940	6,036
EBITDAre	$1,003,865	$993,754	$987,755	$978,411	$964,163

Noncash share-based compensation - general and administrative	16,043	15,992	15,656	16,078	15,389
Noncash share-based compensation - property management	3,893	3,895	3,965	4,090	4,234
Acquisition, disposition, other transaction costs and other	13,764	13,011	11,092	11,180	12,019
Hurricane-related charges, net	—	—	—	—	4,980
Loss on early extinguishment of debt	—	180	180	396	396
Adjusted EBITDAre	$1,037,565	$1,026,832	$1,018,648	$1,010,155	$1,001,181

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated real estate joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition, disposition, other transaction costs and other incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations and adjustments for investments in proptech venture capital funds related to the pro rata equity pickup of realized and unrealized gains and losses from their portfolio investments, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

29

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2026	2025	2026	2025
Property management expenses	$32,547	$33,384	$99,675	$101,977
Less: tenant charge-backs	(2,385)	(2,480)	(7,077)	(7,035)
Less: noncash share-based compensation - property management	(862)	(864)	(3,050)	(3,247)
Property management expenses, net	$29,300	$30,040	$89,548	$91,695

General and administrative expense	$21,384	$20,503	$64,375	$60,182
Less: noncash share-based compensation - general and administrative	(3,968)	(3,917)	(12,736)	(12,771)
General and administrative expense, net	$17,416	$16,586	$51,639	$47,411

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income per common share–diluted to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders on a per share and unit basis for the three and nine months ended September 30, 2026 and 2025:

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2026	2025	2026	2025
Net income per common share–diluted	$0.23	$0.27	$0.89	$0.85
Adjustments:
Conversion from GAAP share count	(0.03)	(0.03)	(0.11)	(0.10)
Noncontrolling interests in the Operating Partnership	0.03	0.03	0.11	0.10
Gain on sale and impairment of single-family properties and other, net	(0.05)	(0.11)	(0.38)	(0.38)
Adjustments for unconsolidated real estate joint ventures	0.01	—	0.02	0.01
Depreciation and amortization	0.30	0.30	0.92	0.90
Less: depreciation and amortization of non-real estate assets	(0.01)	(0.01)	(0.04)	(0.04)
FFO attributable to common share and unit holders	$0.48	$0.45	$1.41	$1.34
Adjustments:
Acquisition, disposition, other transaction costs and other	0.01	0.01	0.04	0.01
Noncash share-based compensation - general and administrative	0.01	0.01	0.03	0.03
Noncash share-based compensation - property management	—	—	—	0.01
Core FFO attributable to common share and unit holders	$0.50	$0.47	$1.48	$1.39
Recurring Capital Expenditures	(0.05)	(0.05)	(0.13)	(0.13)
Leasing costs	—	—	—	(0.01)
Adjusted FFO attributable to common share and unit holders	$0.45	$0.42	$1.35	$1.25

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Sep 30, 2026
Adjusted FFO attributable to common share and unit holders	$183,418
Common distributions	(135,870)
Retained Cash Flow	$47,548

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

32

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, the Seventh Supplemental Indenture dated as of January 30, 2024 for the 2034 Unsecured Senior Notes I, the Eighth Supplemental Indenture dated as of June 26, 2024 for the 2034 Unsecured Senior Notes II, the Ninth Supplemental Indenture dated as of December 9, 2024 for the 2035 Unsecured Senior Notes, and the Tenth Supplemental Indenture dated as of May 13, 2025 for the 2030 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of July 16, 2024, as amended by Amendment No. 1 to Credit Agreement dated as of May 6, 2025 and Amendment No. 2 to Credit Agreement dated as of April 1, 2026, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent filings with the SEC.

33

Executive Management

Bryan Smith	Sara Vogt-Lowell
Chief Executive Officer	Chief Administrative Officer, Chief Legal Officer and Secretary

Chris Lau
Chief Financial Officer and Senior Executive Vice President

AMH Diversified Portfolio

Corporate Information	Investor Relations
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